Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification No.)

One Wall Street, New York, New York	10286
(Address of principal executive offices)	(Zip code)

UNITED REFINING COMPANY

(Exact name of obligor as specified in its charter)

Pennsylvania	25-1411751
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15 Bradley Street Warren, Pennsylvania	16365
(Address of principal executive offices)	(Zip code)

(for Additional Obligors, please see “Table of Additional Obligors” on the following page)

10½% Senior Notes due 2012

(Title of the Indenture securities)

TABLE OF ADDITIONAL OBLIGORS

Name of Additional Registrant*	State of Incorporation or Formation	IRS Employer Identification Number
Kiantone Pipeline Corporation	New York	25-1211902
Kiantone Pipeline Company	Pennsylvania	24-1416278
United Refining Company of Pennsylvania	Pennsylvania	25-0850960
United Jet Center, Inc.	Delaware	52-1623169
Kwik-Fill Corporation	Pennsylvania	25-1525543
Independent Gas and Oil Company of Rochester, Inc.	New York	06-1217388
Bell Oil Corp.	Michigan	38-1884781
PPC, Inc.	Ohio	31-0821706
Super Test Petroleum, Inc.	Michigan	38-1901439
Kwik-Fil, Inc.	New York	25-1525615
Vulcan Asphalt Refining Corporation	Delaware	23-2486891
Country Fair, Inc.	Pennsylvania	25-1411751

*	The address and telephone number of the principal executive offices of each of the registrants listed below are the same as those of United Refining Company.

Item 1.	General Information.

Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006 and Albany, N.Y. 12203

Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association	New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None. (See Note on page 2.)

Item 16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	-	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.	-	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed as Exhibit 25(a) to Registration Statement No. 333-102200.)

6.	-	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.	-	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

NOTE

Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 20th day of July, 2005.

THE BANK OF NEW YORK

By:	/s/ Mary LaGumina
Name:	Mary LaGumina
Title:	Vice President

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2005, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$2,292,000
Interest-bearing balances	7,233,000
Securities:
Held-to-maturity securities	1,831,000
Available-for-sale securities	21,039,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	1,965,000
Securities purchased under agreements to resell	379,000
Loans and lease financing receivables:
Loans and leases held for sale	35,000
Loans and leases, net of unearned income	31,461,000
LESS: Allowance for loan and lease losses	579,000
Loans and leases, net of unearned income and allowance	30,882,000
Trading Assets	4,656,000
Premises and fixed assets (including capitalized leases)	832,000
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	269,000
Customers’ liability to this bank on acceptances outstanding	54,000
Intangible assets:
Goodwill	2,042,000
Other intangible assets	740,000
Other assets	5,867,000

Total assets	$80,116,000

Dollar Amounts In Thousands
LIABILITIES
Deposits:
In domestic offices	$34,241,000
Noninterest-bearing	15,330,000
Interest-bearing	18,911,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	25,464,000
Noninterest-bearing	548,000
Interest-bearing	24,916,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	735,000
Securities sold under agreements to repurchase	121,000
Trading liabilities	2,780,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	1,560,000
Not applicable
Bank’s liability on acceptances executed and outstanding	55,000
Subordinated notes and debentures	1,440,000
Other liabilities	5,803,000

Total liabilities	$72,199,000

Minority interest in consolidated subsidiaries	141,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	$1,135,000
Surplus (exclude all surplus related to preferred stock)	2,088,000
Retained earnings	4,643,000
Accumulated other comprehensive income	-90,000
Other equity capital components	0

Total equity capital	$7,776,000

Total liabilities, minority interest, and equity capital	$80,116,000

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi
Gerald L. Hassell	Directors
Alan R. Griffith